UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June
1, 2006
LINDSAY MANUFACTURING CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2707 North 108th Street
Suite 102
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
(402) 428-2131
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Consent

Item 2.01 Completion of Acquisition or Disposition of Assets
On June 2, 2006, Lindsay Manufacturing Co. (“Lindsay,” or the “Company”) filed a Current Report on Form 8-K reporting, that on June 1, 2006, the Company completed its acquisition of Barrier Systems, Inc. (BSI). As part of the 8-K, the Company indicated that the financial statements and pro forma financials required under Item 9.01 would be filed no later than 71 days after the date the Form 8-K reporting the acquisition was required to be filed. This Amendment No. 1 to the Current Report on Form 8-K contains the required financial statements and pro forma financial information.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired

Barrier Systems, Inc. Audited Consolidated Financial Statements as of and for the years ended December 31, 2005 and 2004

(b)	Pro Forma Financial Information Unaudited Pro Forma Financial Statements and Notes
Pro Forma Condensed Balance Sheet as of May 31, 2006 — Unaudited
Pro Forma Condensed Statement of Operations for the nine months ended May 31, 2006 — Unaudited Pro Forma
Condensed Statement of Operations for the twelve months ended August 31, 2005 — Unaudited
(d)	Exhibits

23.1	Consent of Armanino McKenna LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2006	LINDSAY MANUFACTURING CO.

	By:	/s/ David Downing

David Downing, Vice President and
Chief Financial Officer

BARRIER SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Page No.
Independent Auditors’ Report	1

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of

Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 18

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Barrier Systems, Inc. and Subsidiary
Rio Vista, California
We have audited the accompanying consolidated balance sheets of Barrier Systems, Inc. and Subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Barrier Systems, Inc. and Subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
ARMANINO McKENNA LLP
February 25, 2006

BARRIER SYSTEMS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2005 and 2004

		2004
	2005	Restated
ASSETS
Current assets
Cash	$57,616	$233,929
Accounts receivable, net	3,981,741	4,433,852
Other receivables	63,137	191,644
Inventory, net	5,386,964	4,481,376
Prepaid expenses and taxes	438,500	458,488

Total current assets	9,927,958	9,799,289

Property and equipment, net	3,060,239	3,599,310
Investments	2,990,087	2,810,397
Intangible assets, net	94,713	93,558
Other non-current assets	1,500	500

Total assets	$16,074,497	$16,303,054

LIABILITIES AND STOCKHOLDERS ‘EQUITY
Current liabilities
Accounts payable	$755,760	$380,609
Accrued expenses	1,043,349	1,185,461
Line of credit	2,600,000	950,000
Current portion of capital lease obligations	10,761	4,547
Current portion of notes payable	1,189,422	1,146,353
Current portion of deferred lease revenues	890,252	3,867,393

Total current liabilities	6,489,544	7,534,363

Commissions payable	—	90,000
Capital lease obligations, net of current portion	22,664	13,641
Notes payable, net of current portion	989,141	1,587,257
Deferred lease revenues, net of current portion	509,606	272,039

Total liabilities	8,010,955	9,497,300

Stockholders’ equity
Capital stock (5,000,000 shares authorized, 922,384 shares issued and outstanding, no par value)	1,274,120	1,274,120
Retained earnings	6,417,592	5,235,744
Accumulated comprehensive income	371,830	295,890

Total stockholders’ equity	8,063,542	6,805,754

Total liabilities and stockholders’ equity	$16,074,497	$16,303,054

The accompanying notes are an integral part of these consolidated financial statements.

BARRIER SYSTEMS, INC. AND SUBSIDIARY
Consolidated Statements of Income
December 31, 2005 and 2004

		2004
	2005	Restated
Revenues	$16,410,654	$19,130,029

Cost of sales	8,046,500	10,669,315

Gross profit	8,364,154	8,460,714

Operating expenses	6,056,267	5,990,268

Operating income	2,307,887	2,470,446

Other income (expense)
Income from equity investments	103,750	589,187
Interest income	557	315
Interest expense	(154,823)	(223,686)
Gain on sale of assets	—	349,914

Total other income (expense), net	(50,516)	715,730

Income before income taxes	2,257,371	3,186,176

Income taxes	6,146	118,188

Net income	$2,251,225	$3,067,988

The accompanying notes are an integral part of these consolidated financial statements.

BARRIER SYSTEMS, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders’ Equity
December 31, 2005 and 2004

				Accumulated
				Other
	Common Stock		Retained	Comprehensive	Stockholders’	Comprehensive
	Shares	Amount	Earnings	Income	Equity	Income
Balance at December 31, 2003, as previously reported	922,384	$1,274,120	$3,497,929	$175,780	$4,947,829	$4,947,829

Correction of an error	—	—	(407,789)	—	(407,789)	—

Balance at December 31, 2003, restated	922,384	1,274,120	3,090,140	175,780	4,540,040	$4,947,829

Dividends paid	—	—	(922,384)	—	(922,384)	—

Net income	—	—	3,067,988	—	3,067,988	3,067,988

Foreign currency translation	—	—	—	120,110	120,110	120,110

Balance at December 31, 2004	922,384	1,274,120	5,235,744	295,890	6,805,754	3,188,098

Dividends paid	—	—	(1,069,377)	—	(1,069,377)	—

Net income	—	—	2,251,225	—	2,251,225	2,251,225

Foreign currency translation	—	—	—	75,940	75,940	75,940

Balance at December 31, 2005	922,384	$1,274,120	$6,417,592	$371,830	$8,063,542	$2,327,165

The accompanying notes are an integral part of these consolidated financial statements.

BARRIER SYSTEMS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
December 31, 2005 and 2004

		2004
	2005	Restated
Cash flows from operating activities
Net income	$2,251,225	$3,067,988
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,055,891	1,202,503
Amortization	8,944	5,720
Gain on sale of assets	—	(349,914)
Income from equity investments	(103,750)	(589,187)
Changes in operating assets and liabilities
Accounts receivable, net	452,111	(2,642,204)
Other receivables	128,507	(191,644)
Inventory, net	(905,588)	(838,587)
Intangible assets	(10,099)	(41,000)
Prepaid expenses and taxes	18,988	280,699
Accounts payable	375,151	(262,635)
Accrued expenses	(232,112)	50,120
Deferred lease revenue	(2,739,574)	969,672

Net cash provided by operating activities	299,694	661,531

Cash flows from investing activities
Cash paid for CIP	—	871,606
Proceeds from sale of assets	—	789,000
Purchase of property and equipment	(484,322)	(1,545,289)

Net cash provided by (used in) investing activities	(484,322)	115,317

Cash flows from financing activities
Proceeds from notes payable	525,000	—
Repayment of notes payable	(1,080,047)	(948,787)
Proceeds from line of credit, net	1,650,000	950,000
Repayment of capital lease obligations	(17,261)	—
Dividends paid	(1,069,377)	(922,384)

Net cash provided by (used in) financing activities	8,315	(921,171)

Net decrease in cash	(176,313)	(144,323)
Cash at beginning of year	233,929	378,252

Cash at end of year	$57,616	$233,929

Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$154,993	$223,856
Income taxes	$130,089	$18,188

Supplemental disclosure of noncash investing activities
Acquisition of property and equipment with capital lease financing	$32,498	$18,188

1.	Summary of Significant Accounting Policies Organization

Barrier Systems, Inc. and Subsidiary (the “Company”), was incorporated under the laws of the state of California on April 18, 1984, for the primary purpose of engaging in the manufacture, sale and lease of highway barriers. Safe Technologies, Inc., a wholly-owned subsidiary of Barrier Systems, Inc., was incorporated on January 1, 1999 for the primary purpose of providing testing services to the highway industry.

For the year ended December 31, 2005, one customer accounted for 19% of revenue. For the year ended December 31, 2004, one customer accounted for 23% of revenue.

Principles of consolidation

The consolidated financial statements include the accounts of Barrier Systems, Inc. and its wholly owned subsidiary, Safe Technologies, Inc. All significant inter-company transactions have been eliminated.

Revenue recognition

The Company recognizes revenue from the sale of its products primarily as they are shipped and title and risk of loss passes to the customer. Lease revenue is recognized on a straight-line basis over the term of the lease.

Cash

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash.

At December 31, 2005, the Company had deposits in excess of federally insured limits of approximately $1,129,000.

Allowance for doubtful accounts

The Company extends credit to its customers in the normal course of business and generally does not require collateral. Its customers are located throughout North America and for the year ended December 31, 2005, one customer accounted for 74% of accounts receivable. For the year ended December 31, 2004, three customers accounted for 63% of accounts receivable.

1.	Summary of Significant Accounting Policies (continued)

Allowance for doubtful accounts (continued)

Based on historical write-offs, overall economic conditions and the current aging status of its customers, the Company has established an allowance for doubtful accounts at a level considered adequate to cover anticipated credit losses on outstanding trade accounts receivable. Accounts are monitored by management on an ongoing basis and are written off by the Company when it has been determined that all available collection avenues have been exhausted. The allowance for doubtful accounts at December 31, 2005 and 2004 was $126,666 and $61,000, respectively.

Inventory

Inventory is stated at the lower of cost or market, with cost being determined using the weighted average method, net of a reserve for obsolescence. At December 31, 2005 and 2004, the reserve for obsolescence was $50,000.

Depreciation and amortization

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, generally 3 to 10 years for equipment and furniture, and 40 years for buildings and improvements. The cost of maintenance and repairs, renewals and improvements, which do not significantly extend the useful lives of the assets, are expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income.

Amortization of patents is computed using the straight-line method over 15 — 19 years. The Company recorded an impairment write-down in the amount of $289,339 on intangible assets during the year ended December 31, 2005.

Income taxes

The Company is an S Corporation. Income and losses are taxable to the individual stockholders and not to the Company. Accordingly, the Company is not subject to federal income taxes. However, the Company is subject to franchise and income taxes in certain states in which it does business.

1.	Summary of Significant Accounting Policies (continued)

Investments

The Company has a 50% interest in each of Barrier QMB Canada, Inc., QMB Barrier Systems, Inc. and QMB Investments, Inc., formerly known as 9076-0935 Quebec, Inc. These investments are carried at cost adjusted for the Company’s share of undistributed earnings or losses (“equity method”). Dividends received, if any, reduce the carrying value of the investments. The Company does not exert control over the operating and financial activities of these entities; therefore, the Company accounts for these investments using the equity method.

Long-lived assets

The Company reviews long-lived assets held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. No impairment charges were recognized during the years ended December 31, 2005 and 2004.

Translation of foreign currencies

The financial position and operating results of the Company’s equity investments are denominated using their local currency as their functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date. The resulting translation adjustments are recorded directly into a separate component of stockholders’ equity and totaled $75,940 and $120,110 for the years ended December 31, 2005 and 2004, respectively.

Research and development costs

Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Research and development costs for the years ended December 31, 2005 and 2004 were $364,254 and $157,749, respectively.

1.	Summary of Significant Accounting Policies (continued)

Stock-based compensation

The Company accounts for stock-based awards to employees using the intrinsic value method under SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure — an amendment of FASB Statement No. 123,” that also require disclosures as if the Company had applied the fair value method to employee awards rather than the intrinsic value method. The fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company’s fair value calculations for awards from stock option plans were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected term: ten years from the date of grant; stock price volatility: 0; risk free interest rate: 5.1%; and no dividends during the expected term.

SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company’s stock option plans had been determined in accordance with methods prescribed in SFAS No. 123. Under the provisions of SFAS No. 123, the Company’s net income would have decreased to the pro forma amount as follows for the year ended December 31, 2005:
          Net income

As reported	$2,251,225
Pro forma	$2,130,327
Use of accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	Bank Line of Credit

The Company has a line of credit agreement with Comerica Bank in the amount of $5,000,000. The agreement expires June 30, 2006. Borrowings accrue interest at Comerica’s Base Rate or LIBOR plus 2.50% (6.3% at December 31, 2005). The line of credit is secured by substantially all of the Company’s assets. The line of credit has certain financial and non-financial covenants. At December 31, 2005, the Company was in compliance with these covenants. The balance of the line of credit at December 31, 2005 and 2004 was $2,600,000 and $950,000, respectively.
3. Intangibles
Intangible assets consist of the following at December 31:

	2005	2004
Internally developed patents	$108,775	$104,853
Less accumulated amortization	(14,062)	(11,295)

	$94,713	$93,558

Future estimated amortization of intangible assets is as follows:

2005	$8,944
2006	8,944
2007	8,944
2008	8,944
2009	8,944
Thereafter	49,993

$94,713

Amortization expense for 2005 and 2004 was $8,944 and $5,720, respectively.
4. Commissions and Sales Bonuses
The Company pays its employees a sales commission of .25% to 2% of the sales price, net of any other commissions and freight. Outside sales representatives receive commissions of up to 5% of the gross sales price. Sales bonuses are also paid to certain employees based on sales performance. As of December 31, 2005, the accrued commissions and sales bonuses payable totaled $163,374 of which $62,532 was payable to stockholders. As of December 31, 2004, the accrued commissions and sales bonuses payable totaled $323,064 of which $27,208 was payable to stockholders.
Total commission and sales bonus expense for 2005 and 2004 was $623,307 and $1,221,649, respectively.

5. Inventory
     Inventory consists of the following at December 31:

	2005	2004
Crash cushion parts	$2,540,155	$2,884,001
Barrier parts	711,302	308,049
Machine and other parts	911,130	915,467
Work in process	1,274,377	423,859

	5,436,964	4,531,376
Less reserve for obsolescence	(50,000)	(50,000)

	$5,386,964	$4,481,376

6. Property and Equipment
Property and equipment consists of the following at December 31:

	2005	2004
Land and improvements	$344,291	$344,291
Buildings and improvements	886,592	854,093
Machinery and equipment	2,562,590	2,284,832
Vehicles	113,022	113,022
Furniture and fixtures	115,773	100,653

	4,022,268	3,696,891
Less accumulated depreciation	(2,672,833)	(2,471,102)

	1,349,435	1,225,789

Leased property
Machines	5,106,976	4,976,496
Barriers	8,338,858	8,340,737

Total leased property	13,445,834	13,317,233
Less accumulated depreciation	(11,735,030)	(10,943,712)

	1,710,804	2,373,521

Total property and equipment	$3,060,239	$3,599,310

Depreciation expense for the years ended December 31, 2005 and 2004 was $1,055,891 and $1,202,503, respectively.

7. Notes Payable
Notes payable consists of the following:

	2005	2004
Notes payable due to Comerica, with maturity dates ranging from July 2, 2007, to October 31, 2009, with monthly principal payments ranging from $88,181 to $10,938, with interest rates ranging from 5.14% to 7.5% per annum. Notes are secured by assets of the Company	$2,178,563	$2,733,610
Less current portion	(1,189,422)	(1,146,353)

Notes payable - long-term portion	$989,141	$1,587,257

Principal payments due on the notes payable are as follows:

2006	$1,189,422
2007	748,516
2008	131,250
2009	109,375

$2,178,563

8. Lease Commitments
Capital lease
The Company leases two trailers under capital lease obligations. Theses lease agreements require monthly payments ranging from $379 to $573 with expiration dates ranging from December 2008 to February 2009. Future minimum lease payments due under the capital lease are as follows:

2006	$10,763
2007	12,076
2008	10,586
Total minimum lease payments	33,425
Less: current portion of capital lease	(10,761)

$22,664

8. Lease Commitments (continued)
Operating leases
The Company leases certain equipment under non-cancelable operating lease agreements. Temporary facilities are leased on a short-term or month-to-month basis. Future minimum rental payments under the equipment operating leases are as follows:

2006	$21,068
2007	18,877
2008	8,904
2009	6,574
2010	3,054

$58,477

Total rental expense for 2005 and 2004 was $17,900 and $17,140 respectively.
9. Deferred Lease Revenues
Income from equipment operating leases is earned on a straight-line basis over the term of the lease, or when the equipment is returned to the Company, if sooner. Deferred income includes billings to customers for leases in advance of when the revenue is considered earned, as well as any advance billings for sales of equipment not yet delivered. Total current receivables that relate to deferred income amounted to $0 and $1,318,722 at December 31, 2005 and 2004, respectively.
Future minimum rental income on noncancelable leases at December 31, 2005 is as follows:

2006	$808,979
2007	353,962
2008	130,507
2009	10,876

$1,304,324

10. Investments
The Company has a 50% interest in each of Barrier QMB Canada Inc. (“QMB”), QMB Barrier Systems, Inc. (“QMB Barrier”) and QMB Investments, Inc., (“QMB Investments”), formerly known as 9076-0935 Quebec, Inc. QMB, QMB Barrier and QMB Investments lease and purchase equipment from the Company to sell or sublease to its customers. The

Company’s total revenue from the lease and sale of machines, barrier and parts to these companies was $681,283 and $554,007 in 2005 and 2004, respectively.
10. Investments (continued)
The Company’s investments in the above companies are reported using the equity method. Accordingly, the investment is recorded on the books of the Company at cost, adjusted for its share of undistributed earnings or losses and further reduced by any dividends received. QMB and QMB Barrier’s fiscal year ended on April 30, 2005 and QMB Investment’s fiscal year ended June 30, 2005. The combined results of operations and financial position of the Company’s equity basis investments are summarized below: Condensed balance sheet information as of December 31:

	2005	2004
Current assets	$4,489,475	$4,368,757
Property and equipment, net	1,969,274	2,113,113

Total assets	$6,458,749	$6,481,870

Current liabilities	$473,897	$852,357
Noncurrent liabilities	4,679	8,719

Total liabilities	478,576	861,076
Stockholders’ equity	5,980,173	5,620,794

Total liabilities and equity	$6,458,749	$6,481,870

Condensed income statement information as of December 31:

	2005	2004
Net sales	$4,880,673	$7,033,090
Gross margin	$3,473,284	$3,279,181
Net income	$207,500	$1,178,374
Company’s equity in net income of affiliates	$103,750	$589,187
The carrying value of the investments is as follows as of December 31:

	2005	2004
Cost of stock	$7,722	$7,479
Share of net undistributed earnings	2,982,365	2,802,918

Total	$2,990,087	$2,810,397

11. Stock Appreciation Right and Stock Option Plan
The Company has a stock appreciation right and stock option (SAR) plan under which a maximum of 50,000 rights and options for an equal number of shares of Company stock may be granted. SARs and options may be granted to employees (including officers), directors and consultants of the Company. The plan permits the Board of Directors to grant in tandem with any SAR an identical number of options to purchase Company stock. Recipients of a SAR and/or stock option are selected at the direction of the Board of Directors. The exercise period is at the discretion of the Board, and may range from six months to ten years after the grant date.
A SAR shall terminate three months after termination of the participant’s employment or relationship with the Company. Directors and officers of the Company may not exercise a SAR within six months after the right is granted, except in the event of death or disability.
Each SAR granted shall upon exercise entitle the participant to the economic value determined by computing the excess of the fair market value of one share of stock at the date of exercise over no less than 85% of the fair market value of one share of stock on the date the SAR was granted. Fair market value shall be determined in accordance with the provisions outlined in the plan.
The Board of Directors has determined that the fair market value of SARs is $14 per share during 2005.
During 2005, all SARS expired and the 37,000 fully vested SARs options were paid at a total cost of approximately $140,000.
12. Incentive Stock Option Plan
The Company’s 2000 Employee Stock Plan (the “Plan”) allows the Company to grant options to employees for up to 100,000 shares of common stock. The options, which shall not have a term greater than 10 years when granted vest up to a five year period. The exercise price of each option equals the fair value of the Company’s stock on the date of grant, as determined by the Board of Directors.
During 2005 the Company inadvertently issued options in excess of the amount initial approved in the Plan. The Company is in the process of amending the plan to cover these additional options. Management expects approval during early 2006.

12. Incentive Stock Option Plan (continued)
A summary of the activity in the plan is as follows:

		Weighted
		Average
		Exercise
	Shares	Price
Outstanding and committed, beginning of year	79,000	$12.00
Granted	70,000	14.00

Outstanding and committed, end of year	149,000	12.94

Options exercisable at year end	79,000	$12.00

The weighted average fair value of options granted during the year ended December 31, 2005 was $14. The weighted average remaining contractual life is 7.14 years.
The Company had 79,000 shares as exercisable vested             shares as of December 31, 2005. The Company accounts for stock options to employees under APB Opinion No. 25. Accordingly, no compensation cost has been recognized for the Plan.
13. Profit-Sharing and 401(k) Plan
The Company has a defined contribution 401(k) plan for all employees. The Company may make matching contributions at the discretion of the Company up to one-half of the first 6% of compensation contributed by each participant. Company contributions to the plan during 2005 and 2004 amounted to $87,696 and $91,088, respectively.
14. Correction of an Error
The 2004 financial statements have been restated to correct an error made in 2003 and prior years whereby certain intangible assets were amortized beyond the end of their useful lives. The effects of this restatement on the 2004 financial statements is:

	Previously Reported	Restated
Intangible assets	$446,740	$93,558
Retained earnings, beginning of year	$3,497,929	$3,090,140
Retained earnings, end of year	$5,588,926	$5,235,744
Amortization expense	$60,327	$5,720
Income before taxes	$3,131,569	$3,186,176
Taxes	$118,188	$118,188
Income after taxes	$3,013,381	$3,067,988
15. Subsequent Events
Sale of equity investment
At December 31, 2005, the Company had received an offer to purchase its Canadian equity investment for $4,000,000 plus a percentage of sales from moveable barriers and attenuators for the next three years.
Stock purchase agreement
The Company has received a letter of intent to sell 100% of the Company’s stock for approximately $35,000,000 subject to due diligence procedures. As of February 25, 2006, due diligence procedures were in progress.

Unaudited Pro Forma Condensed Financial Statements
     On June 1, 2006, Lindsay Manufacturing Co. (“Lindsay,” or the “Company”) completed the acquisition of Barrier Systems, Inc. (“BSI”) and its subsidiary Safe Technologies, Inc. through the merger of a wholly owned subsidiary of Lindsay with and into BSI (the “Merger”). As a result, BSI has become a wholly-owned subsidiary of Lindsay. BSI is engaged in the manufacture of roadway barriers and traffic flow products that are used to reduce traffic congestion and enhance safety.
     Total cash merger consideration to be paid to the stockholders of BSI and holders of options to acquire BSI stock was $35,000,000 less (i) approximately $3,796,000 representing liabilities of BSI for borrowed money which were repaid at closing by Lindsay, (ii) approximately $29,000 representing liabilities of BSI for borrowed money which were not repaid at closing and (iii) approximately $906,000 of transaction costs of BSI. Of the cash merger consideration, $3,500,000 is held in escrow to secure the indemnification obligations of the shareholders and option holders of BSI and $1,000,000 is held in escrow pending calculation of the final merger consideration based on the adjusted net assets of BSI at closing. After completion of the closing balance sheet the purchase price was reduced by approximately $1,200,000 related to the net asset test discussed above. The Company funded the payment of the merger consideration using a combination of its own working capital and borrowing under a new credit agreement.
     The unaudited pro forma condensed statement of operations for the twelve-months ended August 31, 2005 was prepared as if the acquisition had taken place on September 1, 2004. The unaudited pro forma condensed statement of operations for the nine-months ended May 31, 2006 was prepared as if the acquisition had taken place on September 1, 2004. The unaudited pro forma condensed balance sheet as of May 31, 2006 was prepared as if the acquisition had taken place on May 31, 2006. The acquisition of BSI will be accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” with Lindsay treated as the acquirer. See descriptions of Pro Forma Adjustments following the Pro Forma Condensed Financial Statements.
     The following unaudited pro forma condensed financial statements give effect to the purchase of BSI. This information should be read in conjunction with the audited consolidated financial statements of Lindsay Manufacturing Co. for the year ended August 31, 2005 as filed on Form 10-K with the Securities and Exchange Commission, as well as with the audited financial statements of Barrier Systems, Inc. for the years ended December 31, 2005 and 2004, which are included in this Form 8-K document in Exhibit 99.1. The pro forma data does not purport to be indicative of the results of future operations or the combined results that would have occurred had the purchase been consummated at the beginning of the period presented. This data has been included as required by the rules and regulations of the Securities and Exchange Commission and is provided for comparative purposes only.

Lindsay Manufacturing Co. and Subsidiaries
Pro Forma Condensed BALANCE SHEET
May 31, 2006

			Pro Forma Adjustments
	Lindsay	BSI	(1)	Other		Pro Forma
($ in thousands, except par values)

ASSETS
Current Assets:
Cash and cash equivalents	$30,088	$6	$(6)	$(4,452)	(3)	$25,636
Marketable securities	11,941	—				11,941
Receivables, net	42,387	3,321	(3,321)	3,321	(2)	45,708
Inventories, net	24,803	4,833	(4,833)	5,403	(2)	30,206
Deferred income taxes	4,441	—				4,441
Other current assets	3,926	409	(409)	409	(2)	4,335

Total current assets	117,586	8,569	(8,569)	4,681		122,267

Long-term marketable securities	10,857	—				10,857
Property, plant and equipment, net	17,489	5,266	(5,266)	9,600	(2)	27,089
Other noncurrent assets	7,415	101	(101)	24,693	(2)	32,108

Total assets	$153,347	$13,936	$(13,936)	$38,974		$192,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,726	$3,108	$(3,108)	$3,108		$12,834
Other current liabilities	20,515	5,489	(5,489)	9,774	(2)(3)	30,289

Total current liabilities	30,241	8,597	(8,597)	12,882		43,123

Pension benefits liabilities	5,251	—				5,251
Other noncurrent liabilities	179	888	(888)	26,092	(2)(3)	26,271

Total liabilities	35,671	9,485	(9,485)	38,974		74,645

Shareholders’ equity:
Preferred stock, ($1 par value, 2,000,000 shares authorized, no shares issued and outstanding)	—	—				—
Common stock, ($1 par value, 25,000,000 shares authorized, 17,584,031, 17,565,184 and 17,568,084 shares issued in May 2006 and 2005 and August 2005, respectively)	17,584	1,274	(1,274)			17,584
Capital in excess of stated value	5,144	—				5,144
Retained earnings	190,013	2,805	(2,805)			190,013
Less treasury stock, (at cost, 6,048,448 shares)	(96,547)	—				(96,547)
Accumulated other comprehensive income, net	1,482	372	(372)			1,482

Total shareholders’ equity	117,676	4,451	(4,451)			117,676

Total liabilities and shareholders’ equity	$153,347	$13,936	$(13,936)	$38,974		$192,321

Lindsay Manufacturing Co. and Subsidiaries
Pro Forma Condensed Statement of Operations — Unaudited
For the twelve-months ended August 31, 2005

			Pro Forma
	Lindsay	BSI	Adjustments		Pro Forma
(in thousands, except per share amounts)

Operating revenues	$177,271	$19,657	$(588)	(6)	$196,340
Cost of operating revenues	143,700	10,770	1,357	(4)(6)	155,827

Gross profit	33,571	8,887	(1,945)		40,513

Operating expenses:
Selling expense	11,031	2,755	322	(4)	14,108
General and administrative expense	14,377	3,086			17,463
Engineering and research expense	2,665	213			2,878

Total operating expenses	28,073	6,054	322		34,449

Operating income	5,498	2,833	(2,267)		6,064

Interest income (expense), net	1,179	(176)	(1,639)	(3)	(636)
Other income, net	273	329			602

Earnings before income taxes	6,950	2,986	(3,906)		6,030

Income tax provision	2,112	—	498	(5)	2,610

Net earnings	$4,838	$2,986	$(4,404)		$3,420

Basic net earnings per share	$0.41				$0.29

Diluted net earnings per share	$0.40				$0.29

Average shares outstanding	11,811				11,811
Diluted effect of stock options	152				152

Average shares outstanding assuming dilution	11,963				11,963

The financial statements of BSI were derived by adding the eight months ended August 31, 2005, to BSI’s year ended December 31, 2004, and removing the eight months ended August 31, 2004.

Lindsay Manufacturing Co. and Subsidiaries
Pro Forma Condensed Statements of Operations — Unaudited
For the nine-months ended May 31, 2006

			Pro Forma
	Lindsay	BSI	Adjustments		Pro Forma
(in thousands, except per share amounts)

Operating revenues	$169,429	$17,157	$(2,102)	(6)	$184,484
Cost of operating revenues	135,102	8,656	(1,193)	(4)(6)	142,565

Gross profit	34,327	8,501	(909)		41,919

Operating expenses:
Selling expense	9,262	2,545	242	(4)	12,049
General and administrative expense	12,300	4,192	(1,700)	(7)	14,792
Engineering and research expense	1,951	243			2,194

Total operating expenses	23,513	6,980	(1,458)		29,035

Operating income	10,814	1,521	549		12,884

Interest income (expense), net	1,374	(164)	(1,003)	(3)	207
Other income, net	250	—			250

Earnings before income taxes	12,438	1,357	(454)		13,341

Income tax provision	3,795	—	131	(5)	3,926

Net earnings	$8,643	$1,357	$(585)		$9,415

Basic net earnings per share	$0.75				$0.82

Diluted net earnings per share	$0.74				$0.80

Average shares outstanding	11,524				11,524
Diluted effect of stock options	174				174

Average shares outstanding assuming dilution	11,698				11,698

The financial statements of BSI were derived by adding the five months ended May 31, 2005, to BSI’s year ended December 31, 2005, and removing the eight months ended August 31, 2005.

BASIS OF PRESENTATION:
The unaudited pro forma condensed balance sheet as of May 31, 2006 and condensed statements of income of Lindsay Manufacturing Co. (“Lindsay” or the “Company”) for the year ended August 31, 2005 and the nine-months ended May 31, 2006 have been prepared to give effect to the acquisition of substantially all of the assets of Barrier Systems, Inc. (“BSI”). The acquired assets included accounts receivable, inventory and property, plant and equipment. The acquisition was effective June 1, 2006.
The pro forma condensed statements of income include the complete operations of BSI with pro forma adjustments. In addition, proforma adjustments are presented to reflect depreciation based upon the allocated purchase price of the assets, to reflect income tax expense on reported BSI income not originally recorded because of its Subchapter S status and to reflect income taxes on the pro forma adjustments.
The pro forma condensed balance sheet has been prepared to give effect to the acquisition as if such transaction had taken place on May 31, 2006, and as if such transaction had taken place on September 1, 2004 for purposes of the pro forma condensed statements of income.
The preliminary pro forma allocation of the purchase price of BSI is as follows (in thousands):

Purchase Price:
Cash	$33,800
Estimated transaction costs	652

Total purchase price	34,452
Plus: liabilities to be assumed by Lindsay
Other current liabilities	8,597
Long term liabilities	377

Total purchase price plus liabilities assumed	$43,426

Purchase Price Allocation:
Fair value of tangible net assets acquired	$18,840
Patents	13,700
Trademarks and trade name	2,700
Other intangible assets	4,640
Goodwill	3,546

Total Purchase price allocation	43,426

PRO FORMA ENTRIES:
(1)	To eliminate the historical balance sheet of BSI.

(2)	To record the acquisition of BSI assets.

(3)	Lindsay entered into a credit agreement with a bank and borrowed $30.0 million, at 6.05%, to partially fund the acquisition of BSI. Remaining purchase price and transaction costs were funded using working capital.

(4)	To reflect depreciation and amortization based upon the allocated purchase cost of assets acquired. The amount also reflects an increase from the cost of sales on inventory at fair value.

(5)	To reflect income tax expense on BSI operations not originally reflected because of its Subchapter S status. An estimated statutory rate of 37% is used as the effective tax rate. The asset step-up in purchase cost allocation is not tax deductible in the pro forma financials. The interest expenses on the borrowed funds is tax deductible and has been accounted for in the pro forma financials.

(6)	To eliminate inter-company sales and cost of sales.

(7)	To eliminate one-time transaction related bonus payments of approximately $1.7 million, that were incurred by BSI in association with the transaction.